Exhibit 99.1

Anixter International Inc. Announces Amended & Restated Merger Agreement with Clayton, Dubilier & Rice to Increase Consideration to $86.00 per Share and a $2.50 Contingent Value Right

•	Total enterprise value of approximately $4 billion including net debt

•	Amended Merger Agreement unanimously approved by Board of Directors

GLENVIEW, Ill. (BUSINESS WIRE) - As previously announced, on October 30, 2019, Anixter International Inc. (NYSE: AXE), a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions, entered into an Agreement and Plan of Merger, as amended on November 21, 2019 (the “Original Merger Agreement”) to be acquired by a fund sponsored by Clayton, Dubilier & Rice, LLC (“CD&R”) in an all cash transaction valued at approximately $3.9 billion.
Anixter today announced that Anixter and CD&R agreed to an Amended and Restated Merger Agreement (the “Amended Merger Agreement”) to increase the per-share consideration payable to Anixter’s shareholders to $86.00 per share in cash (from $82.50 per share in cash) and a $2.50 contingent value right as described below. The Amended Merger Agreement amends and restates in its entirety the Original Merger Agreement.
The revised per-share consideration represents a premium of approximately 20% over Anixter’s closing price on October 29, 2019, and a premium of approximately 35% over the 90-day volume-weighted average price of Anixter’s common stock for the period ended October 29, 2019. The transaction is now valued at approximately $4 billion.
Under the terms of the Amended Merger Agreement, Anixter’s shareholders will receive, in addition to $86.00 in cash, a $2.50 contingent value right. The holders of contingent value rights would be entitled to receive an additional $2.50 in cash per share if CD&R, or any fund managed by CD&R, enters into a definitive agreement, within one year after the closing of the Anixter acquisition, to acquire WESCO International, Inc. (“WESCO”), or to sell Anixter to WESCO, which amount would be payable only upon completion of such acquisition or sale. We have been advised by CD&R that it has made a fully financed proposal to WESCO to acquire all of the outstanding shares of WESCO and that the Board of Directors of WESCO has determined that the proposal does not form a basis for discussions at this time.
“On behalf of Anixter’s Board of Directors, we are pleased to accept the amended acquisition proposal from CD&R and have concluded that it is in the best interest of Anixter’s stockholders,” said Sam Zell, Chairman of the Anixter Board of Directors.  “In evaluating the proposal, the Board has considered other alternatives and has run a thorough process focused on ensuring that our stockholders receive superior value with maximum certainty of successful timely completion. This is the right outcome for Anixter and its stockholders.”
The transaction is subject to the approval of Anixter’s stockholders and other customary closing conditions. The required antitrust waiting periods have expired, or approvals or clearances have otherwise been obtained, in the United States, Canada, Mexico and Costa Rica. The transaction remains conditioned on approvals or clearances in the European Union, Russia and Turkey. The transaction is expected to be completed in early February 2020, subject to approval by the Anixter stockholders and other customary closing conditions.
Under the terms of the Amended Merger Agreement, Anixter may, subject to the provisions of the Amended Merger Agreement, respond to an unsolicited proposal that is reasonably likely to result in a superior proposal.  Anixter does not intend to disclose developments with respect to any such unsolicited proposal unless and until it determines it is appropriate to do so. In addition, Anixter may continue to engage in discussions with an Excluded Party (as defined in the Amended Merger Agreement).
Anixter intends to file with the U.S. Securities and Exchange Commission on December 26, 2019 a Current Report on Form 8-K regarding Anixter’s entry into the Amended Merger Agreement.
Centerview Partners LLC is serving as lead financial advisor, Wells Fargo Securities, LLC is also serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Anixter in connection with the transaction. BofA Securities, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Credit Suisse are serving as financial advisors to CD&R, and Debevoise & Plimpton LLP is serving as legal advisor to CD&R.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.
Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.
Additional information about Anixter is available at www.anixter.com.

About Clayton, Dubilier & Rice, LLC
Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since inception, CD&R has managed the investment of $28 billion in 86 companies, including numerous electrical and industrial distributors. The firm has offices in New York and London.
For more information, visit www.cdr-inc.com.

Additional Information Regarding the Merger and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Anixter International Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, CD&R Arrow Parent, LLC (“Parent”) and CD&R Arrow Merger Sub, Inc., whereby the Company will become a wholly-owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company has filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and intends to file additional relevant materials with the SEC, including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”), which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Certain Information Regarding Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 21, 2019, and its definitive proxy statement on Schedule 14A for the 2019 annual meeting of stockholders, filed with the SEC on April 18, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement filed with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.
Forward Looking Statements
Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee;

•
legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2018 filed with the SEC on February 21, 2019.
The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Anixter Contacts:
Ted Dosch
Executive Vice President and CFO
(224) 521-4281
ted.dosch@anixter.com

Kevin Burns
Senior Vice President - Investor Relations & Treasurer
(224) 521-8258
kevin.burns@anixter.com

CD&R Contacts:
Thomas C. Franco
(212) 407-5225
tfranco@cdr-inc.com

Daniel G. Jacobs
(212) 407-5218
djacobs@cdr-inc.com